Exhibit 99.1

                           ROSENTHAL & ROSENTHAL, INC.

                    Amended and Restated Financing Agreement

        AGREEMENT dated April 21, 2004 between BLUEFLY, INC. ("Borrower"), a corporation duly organized and presently existing in good standing under the laws of the State of Delaware whose chief executive office is at 42 West 39th Street, New York, New York 10018, and ROSENTHAL & ROSENTHAL, INC. ("Lender"), a New York corporation with an address at 1370 Broadway, New York, New York 10018.

        Borrower, in order to provide working capital for its operations, desires to obtain Credit Accommodations (as defined in Section 1.12 hereof) from Lender on a revolving basis upon the security of the "Collateral" (as defined in Section 1.10 hereof). Now, therefore, Borrower and Lender agree as follows.

SECTION 1 DEFINITIONS

        As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

        1.1 "Account Debtor" means any Person indebted absolutely or contingently with respect to a Receivable.

        1.2 "Affiliate" of a party shall mean any entity controlling, controlled by, or under common control with, the party, and the term "controlling" and such variations thereof shall mean ownership of a majority of the voting power of a party.

        1.3 "Approved Depository Account" shall mean an account subject to a Controlled Account Agreement.

        1.4 "Bluefly Paymentech Account" shall mean Bluefly's account no. 007-886624 at HSBC.

        1.5 "Borrower Payables" shall mean all obligations of Borrower for the payment of money arising out of the sale of goods or the rendering of services by a Factored Supplier to Borrower, now existing or hereafter arising, however evidenced, including, without limitation, all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such terms is defined in the UCC).

        1.6 "Business Day" shall mean a day on which Lender and major banks in New York City are open for the regular transaction of business.

        1.7 "Cash Sweep Period" shall have the meaning specified in Section 3.3 hereof.

        1.8 "Cash Sweep Trigger" shall have the meaning specified in Section
3.3. hereof.

        1.9 "Collateral" shall have the meaning specified in Section 4.1 hereof

        1.10 "Control Account Agreement" shall mean the Control Account Agreement among Lender, Borrower and HSBC dated as of March 30, 2001.

        1.11 "Controlled Accounts" shall mean the bank accounts of Borrower which are the subject of the Controlled Account Agreement.

        1.12 "Credit Accommodations" shall mean any and all of the following, as requested by the Borrower: (i) making loans and/or advances to Borrower; and/or
(ii) procuring the issuance of Letters of Credit for the benefit of Suppliers of Inventory to Borrower; and/or (iii) issuing Factors Guarantees to Suppliers; and/or (iv) purchasing Borrower Payables by Lender from Factored Suppliers.

        1.13 "Current Assets" shall have the meaning specified in Section 6.11 hereof.

        1.14 "Current Liabilities" shall have the meaning specified in Section
6.11 hereof.

        1.15 "Default" shall have the meaning specified in Section 7.1 hereof.

        1.16 "Discretionary Facility" shall mean an amount of up to $500,000 in excess of the Credit Accommodations which Lender could be required to make pursuant to subsection (i) of Section 2.1 (a) hereof.

        1.17 "Eligible Inventory" shall mean Inventory owned by Borrower in the regular course of its business in which Lender holds a perfected security interest pursuant to the terms hereof ranking prior to all interests, claims and rights of others excluding liens which are non-consensual or arise from the operation of law ("Permitted Liens"). In general, Inventory shall not be deemed eligible unless at least ninety percent (90%) (by value) of all Inventory meets the requirements of clause (e) of this definition. Without limiting the foregoing, the following Inventory shall not be deemed to be Eligible Inventory:

        (a) Inventory with respect to which the representations and warranties set forth in Section 6 of this Agreement are not true and correct in any material respect;

        (b)     Inventory consisting of promotional and marketing materials;

        (c) Inventory that (i) fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale or
                (ii) has not satisfactorily completed the customary testing procedures at Underwriters Laboratories or any other third-party generally recognized testing agency or service for such Inventory and which does not have stamps, marks, decals, seals or other markings evidencing such completion;

        (d) Inventory located outside the United States or any of its territories or Canada.

        (e) Inventory that is not in the possession of or under the sole control of the Borrower or not in a leased facility or public warehouse in respect of which the owner("Landlord") has entered into a Landlord Agreement reasonably acceptable to Lender;

        (f) Inventory after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Lender securing the Obligations and as to which there are no other liens or encumbrances (other than Permitted Liens);

        (g) Inventory that (i) has not been sold by the Borrower for at least twelve (12) calendar months from the date of acquisition thereof; or (ii) is unusable or otherwise unavailable for sale;

        (h) Inventory that cannot be sold without violating the Intellectual Property Rights of a Person other than Borrower in the absence of an agreement with such Person with respect to

                Borrower's utilization of such Intellectual Property Rights and
                (i) there is no such agreement or (ii) there is such an agreement, but such Person has sent notice to Borrower of a dispute or default in respect of such agreement and such dispute or default has not been resolved to the reasonable satisfaction of Lender; and

        (i)     Inventory consisting of work in progress.

        1.18 "Factors Guaranty" shall mean any guaranty issued by Lender to a Supplier (or the factor of a Supplier) acceptable in all respects to the Borrower and to such supplier (or factor) in connection with Borrower's purchases from such Supplier.

        1.19 "Factored Supplier" shall mean a supplier of goods or services to Borrower, which has entered into a factoring agreement with Lender.

        1.20 "Funded Credit Accommodations" shall mean, with respect to any Credit Accommodation, (a) in the case of a loan, the amount funded by Lender (b) in the case of a Letter of Credit, the face amount of such Letter of Credit actually drawn upon by the beneficiary thereof which is funded by Lender and (c) in the case of a Factors Guaranty, the face amount of such Factors Guaranty actually funded by Lender. A purchase by Lender of a Borrower Payable shall not constitute a "Funded Credit Accommodation" unless and until Borrower has failed to pay its obligations under such Borrower Payable when due.

        1.21 "GAAP" shall have the meaning specified in Section 6.11 hereof.

        1.22 "HSBC" shall mean HSBC Bank USA.

        1.23 "Intellectual Property Rights" shall mean a license patent, royalty, trademark, tradename, copyright or servicemark.

        1.24 "Inventory" shall mean all of Borrower's raw materials, work in process, finished merchandise and all wrapping, packing and shipping materials, wheresoever located, now owned or hereafter acquired, presently existing or hereafter arising, and all additions and accessions thereto, the resulting product or mass and any documents representing all or any part thereof and the proceeds thereof.

        1.25 "Inventory Book Value" shall mean the value of the Eligible Inventory as determined quarterly by Borrower in accordance with GAAP and based upon Borrower's inventory position as reported by Borrower in its quarterly filings with the Securities and Exchange Commission.

        1.26 "Inventory Liquidation Value" shall mean the value of the Eligible Inventory on a liquidation basis as determined, from time to time, by an independent appraiser of national stature which is not a competitor of Borrower and which is satisfactory to Lender.

        1.27 "Landlord" shall have the meaning specified in Section 1.14 hereof.

        1.28 "Landlord Agreement" shall mean an agreement among Lender, Borrower and the owner of a leased facility or public warehouse in which Borrower houses Inventory in the form of Exhibit A to the Financing Agreement by and between Borrower and Lender dated March 30, 2001, which Financing Agreement is being amended and restated in its entirety pursuant to this Agreement.

        1.29 "Letter of Credit" shall mean any letter of credit acceptable in all respects to the Borrower which Lender assists Borrower in procuring pursuant to this Agreement.

        1.30 "Line of Credit" shall mean the total available amount of Credit Accommodations on any basis up to the Maximum Credit Facility.

        1.31 "Loan Account" shall have the meaning specified in Section 2.1(d) hereof.

        1.32 "Maximum Credit Facility" shall mean an amount equal to the lesser of (a)$4,000,000 or (b) (i) the Unapplied Cash Collateral Balance plus (ii)the lesser of (x) twenty five percent (25%) of the Inventory Book Value of the Eligible Inventory (excluding any reserves or allowances that are or may be included in Borrower's books with respect to such Inventory to the extent such reserves do not exceed the amount of the Inventory Book Value of the Inventory excluded from Eligible Inventory pursuant to clause (g) of the definition of Eligible Inventory) or (y) the Inventory Liquidation Value or (z) the Maximum Inventory Facility; plus (iii) the Discretionary Facility.

        1.33 "Maximum Inventory Facility" shall mean Two Million Two Hundred Fifty Thousand Dollars ($2,250,000).

        1.34 "Maximum Rate" shall have the meaning specified in Section 8.2 hereof.

        1.35 "Merrill" shall mean Merrill Lynch, Pierce, Fenner & Smith

        1.36 "Merrill Account Control Agreement" shall mean the Pledged Collateral Account Control Agreement entered into contemporaneously herewith among Borrower, Lender and Merrill

        1.37 "Merrill Confirmation" shall mean a written statement from Merrill to Lender confirming that money market mutual funds are not "Excluded Assets" pursuant to the Merrill Account Control Agreement

        1.38 "Nonrenewal Termination" shall have the meaning specified in
Section 8.1 hereof.

        1.39 "Notice to Pay Interest" shall mean a written instruction from Lender to Merrill to the effect that, until further notice by Lender to Merrill, all interest accrued or accruing on the Securities Collateral is to be paid directly to Borrower.

        1.40 "Obligations" shall mean all obligations, liabilities and indebtedness of Borrower to Lender, however evidenced, arising under this Agreement, including, without limitation, loans and/or advances and/or sums paid by Lender to any person in connection with drawings under Letters of Credit, whether now existing or incurred from time to time hereafter and whether before or after termination hereof (in respect of Credit Accommodations issued to Borrower prior to termination), absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, liquidated or unliquidated, and including, without limitation, all of Lender's reasonable charges, commissions, fees, interest, expenses, costs and reasonable attorneys' fees chargeable to Borrower in connection therewith and all obligations, liabilities and indebtedness of the Borrower with respect to any Letters of Credit; provided that "Obligations" shall not include any and all sums owed to Lender with respect to a Borrower Payable purchased by Lender unless and until Borrower has failed to pay its obligations under such Borrower Payable when due.

        1.41 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political subdivision thereof, or any other entity.

        1.42 "Pledge Agreement" shall mean the Pledge Agreement executed by Borrower in favor of Lender of even date herewith with respect to the Securities Collateral.

        1.43 "Prime Rate" shall mean the prime rate from time to time publicly announced in New York City by JPMorgan Chase Bank.

        1.44 "Receivables" shall mean all obligations to Borrower for the payment of money, (whether such obligations are owed (a) by the recipient of the goods or services; (b) by any other Person including, without limitation, the issuer of a credit card or other instrument which directly or indirectly enables the recipient of the goods or services to obtain the same; or (c) for any other reason now existing or hereafter arising, however evidenced, including, without limitation, all accounts, contract rights, general intangibles, documents, chattel paper and instruments (as each of such terms is defined in the UCC) ) arising out of the sale of goods or the rendering of services by Borrower.

        1.45 "Securities Collateral" shall mean the $1,250,000 pledged by Borrower to Lender, pursuant to the Pledge Agreement and subject to the Merrill Account Control Agreement.

        1.46 "Subordinating Creditor" shall mean Quantum Industrial Partners LDC, a Cayman Islands limited duration company.


        1.47 "Subordination Agreement" shall mean the Subordination Agreement between Lender and Subordinating Creditor dated March 30, 2001.

        1.48 "Supplier" shall mean any Person (including, without limitation, a Factored Supplier) which at any time sells goods to Borrower.

        1.49 "Tangible Net Worth" shall have the meaning specified in Section
6.11 hereof.

        1.50 "Transaction Documents" shall have the meaning specified in Section
6.10 hereof.

        1.51 "Trigger Cure" shall have the meaning specified in Section 3.3 hereof.

        1.52 "Trigger Event" shall have the meaning specified in Section 3.3. hereof.

        1.53 "UCC" shall mean the Uniform Commercial Code as in effect form time to time in the State of New York.

        1.54 "Unapplied Securities Collateral Balance" shall mean the principal balance of any Securities Collateral which has not been applied by Lender in payment of any of the Obligations.

        1.55."Working Capital" shall have the meaning specified in Section 6.11 hereof.

SECTION 2 CREDIT ACCOMMODATIONS

        2.1 Subject to the terms and conditions of this Agreement, and provided that there is not then existing a Default or an event which with the giving of notice or the passage of time or both would constitute a Default, Lender, from time to time, at Borrower's request:

            (a) shall make Credit Accommodations to, on behalf of or as directed by Borrower, from time to time at Borrower's request, which Credit Accommodations in the aggregate shall not exceed the Maximum Credit Facility, less the Discretionary Facility; and

            (b) may, at its sole and absolute discretion, make additional Credit Accommodations to, on behalf of or as directed by Borrower, provided these additional Credit Accommodations do not exceed

$500,000 and which when added together with the Credit Accommodation provided pursuant to Section 2.1 hereof, do not exceed Four Million Dollars ($4,000,000); and

        2.2 Notwithstanding anything to the contrary herein set forth, Lender shall not be required to make any Credit Accommodation consisting of a Letter of Credit or Factors Guaranty if the final date for (x) drawing by the beneficiary thereof under any such Letter of Credit or (y) demand by the beneficiary under any such Factors Guaranty could occur later than five (5) business days prior to the end of the then-current term of the Agreement.

        2.3 Any Credit Accommodation consisting of a Letter of Credit or Factors Guaranty shall be in form and substance acceptable to the Borrower and the applicable supplier in all respects and, in the case of a Letter of Credit, shall be issued by a bank or savings institution of national standing with a credit rating from a nationally recognized rating agency of at least "A".

        2.4 The fee chargeable to a Factored Supplier by Lender in connection with Lender's purchase of a Borrower Payable shall not exceed 2% of the gross invoiced amount of such Borrower Payable. The Borrower may, at its option, pay all or any portion of such fee on behalf of Factored Supplier.

        2.5 All amounts chargeable to Borrower under this Agreement or any supplement hereto shall be charged to an account in Borrower's name on Lender's books (the "Loan Account"). Lender shall render to Borrower each month a statement in reasonable detail of the Loan Account (and all credits and charges thereto) which shall be considered correct and accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice of Borrower's exceptions within 45 days after such statement has been mailed by certified mail to Borrower.

SECTION 3 LENDER'S CHARGES

        3.1 Borrower agrees to pay to Lender, each month, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the average daily amount of Funded Credit Accommodations during the preceding month at a per annum rate equal to the Prime Rate plus 1%. Any change in the effective interest rate due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. All outstanding Funded Credit Accommodations, excepting only for Credit Accommodations pursuant to the Discretionary Facility, shall be repaid by Borrower upon termination of this Agreement. The Credit Accommodations pursuant to the Discretionary Facility shall be repaid upon the earlier to occur of (a) three (3) business days after the date of written demand by Lender, sent by certified mail return receipt requested, postage prepaid, to the mailing address of Borrower set forth in this Agreement or (b) termination of this Agreement. The Borrower may, from time to time, at its option, prepay any or all Funded Credit Accommodations, without premium or penalty, upon three
(3) days prior written notice to Lender.

        3.2 Borrower shall pay to Lender an annual facility fee in the amount of two percent (2%) of the Maximum Inventory Facility which amount shall be due and payable on the date hereof and each anniversary of the date hereof until termination of this Agreement.

        3.3 A reasonably detailed statement of all of Lender's charges shall accompany each monthly statement of the Loan Account. As long as the amount of the Funded Credit Accommodations, together with interest accrued thereon pursuant to Section 3.1 hereof and any fees due and payable pursuant to Section
3.2 and /or 3.4 hereof, is less than 90% of the amount of the Maximum Credit Facility, interest shall continue to accrue but shall not be due and payable on any Funded Credit Accommodations. However, if and when the amount of Funded Credit Accommodations, together with interest accrued thereon pursuant to
Section 3.1 hereof and any fees due and payable pursuant to Sections 3.2 and/or
3.4 hereof, exceeds 90% of the amount of the Maximum Credit Facility (the "Trigger Event") if no Default has occurred and is continuing, then 10 days after the occurrence of the Trigger Event (provided the condition creating the Trigger Event is continuing), the

Lender may take control of the Bluefly Paymentech Account pursuant to the Controlled Account Agreement (the "Cash Sweep Trigger"). Lender shall be obligated to apply monies received from the Bluefly Paymentech Account (to the extent not remitted to Borrower as provided hereafter in this Section 3.3) to the reduction of the Funded Credit Accommodations, together with interest accrued thereon pursuant to Section 3.1 hereof and any fees due and payable pursuant to Sections 3.2 and/or 3.4 hereof, to an amount equal to not more than 90% of the amount of the Maximum Credit Facility. From and after the date Lender assumes control of the Bluefly Paymentech Account through and including the sixtieth day following the date of the Cash Sweep Trigger (the "Cash Sweep Period"), Lender shall, provided no Default has occurred and is continuing, within one Business Day after receipt of any funds from the Bluefly Paymentech Account, remit to Borrower 50% of the amount so received. Notwithstanding the foregoing, in the event that if at any time during the Cash Sweep Period, provided that no Default has occurred and is continuing, the Funded Credit Accommodations together with interest accrued thereon pursuant to Section 3.1 hereof and any fees due and payable pursuant to Section 3.2 and/or 3.4 hereof, are reduced to an amount not more than 90% of the amount of the Maximum Credit Facility for a period of 10 consecutive days, (the "Trigger Cure"), then Lender shall inform HSBC to once again follow any and all instructions given to HSBC by Borrower. In the event of a subsequent occurrence of a Trigger Event, the foregoing procedures shall once again apply. As more fully provided in Section
8.2 hereof, in no event shall the interest rate charge hereunder exceed the Maximum Rate.

        3.4 Borrower shall pay to Lender a fee for the opening of each Letter of Credit or for the issuing of each Factors Guaranty equal to (i) one-half of one percent (1/2 of 1%) of the face amount of such Letter of Credit, (and the usual and customary bank charges) plus (ii) an additional one-fourth of one percent (1/4 of 1%) of such face amount for each thirty (30) days or portion thereof that such Letters of Credit (or the acceptances resulting from the Letters of Credit) or Factors Guaranty remains outstanding.

SECTION 4 SECURITY INTEREST IN COLLATERAL

        4.1 To secure repayment of the Funded Credit Accommodations with interest in accordance with the terms hereof, and the performance and observance by the Borrower of each term, covenant or agreement contained herein, the Borrower hereby grants to Lender a security interest in all property of Borrower, whether now owned or hereafter acquired by Borrower, wherever located and whether now existing or hereafter arising or created (the "Collateral"), including, without limitation, the following:

            (a) all Receivables and all deposits, or other security for the obligation of any person under or relating to Receivables and all of the Borrower's rights and remedies of whatever kind or nature it may hold or acquire for the purpose of securing or enforcing Receivables and all rights of stoppage in transit, replevin, repossession and reclamation and all other rights and remedies of an unpaid vendor or lienor, and all proceeds of any Letter of Credit naming Borrower as beneficiary and which provides for guarantees or assures the payment of any Receivable;

            (b) all cash and cash equivalents;

            (c) all general intangibles whether or not arising out of the sale of goods or rendition of services, and including, without limitation, choses in action, causes of action, tax refunds (and claims) and reversions from terminated pension plans;

            (d) all investment property including, without limitation, investment property consisting of securities account #857-07H27 at Merrill Lynch, Pierce, Fenner & Smith;

            (e) all deposit accounts including, without limitation, the Bluefly Paymentech Account, and the accounts subject to the Account Control Agreement;

            (f) all Inventory;

            (g) all equipment, machinery and fixtures of Borrower, including, without limitation,

            (h) all accessories and additions thereto, tools, parts, accessories and attachments used in connection therewith, all spare parts relating thereto and all tangible personal property;

            (i) all copyrights, whether statutory or common law, registered or unregistered, all letters patent and applications for letters patent throughout the world, all trademarks, trade names, service marks, business names and other sources of business identifiers, whether or not registered and all common law and statutory trade secrets and all other confidential or proprietary information and know how;

            (j) all books and records (including, without limitation, computer programs, tapes and related electronic data processing software) relating to any of the foregoing; and

            (k) all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, all insurance proceeds payable under insurance policies relating to any of the foregoing;

provided, however, that the Collateral shall not include any agreement, license or contract (or any right therein) or any data or information protected by consumer privacy laws (i) the grant of a security interest in which or assignment of would violate such agreement, license or contract or consumer privacy laws or (ii) to the extent that the pledge or assignment of such agreement, license or contract (or any right therein) requires the consent of a third party unless such third party has consented thereto, except, in the case of clauses (i) and (ii), to the extent provided under Section 9-318(4) of the UCC. The foregoing proviso shall not apply to the Inventory or Borrower's rights therein.

        4.2 Borrower will take any and all steps and observe such formalities as Lender may reasonably request from time to time to create and maintain in Lender's favor a valid and first lien upon, security interest in and pledge of all of the Collateral (subject to Permitted Liens), including, without limitation, by way of filing financing statements and other notices, including, without limitation, notices with the United States Patent and Trademark Office and the United States Copyright Office and amendments and renewals thereof that may be requested by Lender to maintain such security interest in and pledge of the Collateral.

SECTION 5 CUSTODY AND INSPECTION OF COLLATERAL AND RECORDS; COLLECTION AND HANDLING OF COLLATERAL

        5.1 Borrower will, at its own cost and expense, (a) arrange for remittances on the Receivables to be made directly to the Controlled Account or
(b) promptly deposit or cause to be deposited all such remittances directly to the Controlled Account.

        5.2 Upon the occurrence and during the continuance of any Default, (a) Lender may send a notice of assignment and/or notice of Lender's security interest to any Account Debtors and thereafter Lender shall have the sole right to collect the Receivables; (b) Borrower hereby constitutes Lender or Lender's designee as the Borrower's attorney-in-fact with power to endorse the Borrower's name upon any notes acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to any Account Debtor; to send verifications of Receivables; to notify the Borrower to such address as the Lender may designate; and to do all other acts and things necessary to carry out this Agreement. Said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that Lender or its designee shall not be relieved of liability to the extent that its act, error mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations then due and payable are paid in full; and (c) Lender, without notice to or consent of Borrower , (i) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon; (ii) is authorized and empowered to accept the return of goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

        5.3 Borrower shall reimburse Lender on demand for all costs of collection incurred by Lender during the continuance of a Default in efforts to enforce recovery of or realization upon the Receivables, the Inventory and any other Collateral, including, without limitation, attorneys' fees (both in-house and outside). All and any reasonable fees, costs and expenses, of whatever kind and nature, including taxes of any kind, which Lender may incur in filing public notices (including, without limitation, appraisal fees and advertising costs), and the reasonable charges of any attorney whom Lender may engage in preparing and filing documents, making title or lien examinations and rendering opinion letters, as well as reasonable expenses incurred by Lender (including, without limitation, (a) all reasonable attorneys' fees (both in-house and outside) and
(b) Lender's out of pocket expenses in conducting periodic field examinations of Borrower and the Receivables, the Inventory and any other Collateral plus Lender's prevailing per diem charge for each of its examiners in the field and office, now $750 per person per day (provided that unless a Default is continuing, Borrower shall not be liable for the expense of more than three (3) field examinations in any year), plus all of Lender's reasonable costs, in protecting, maintaining, preserving, enforcing or foreclosing the pledge, lien and security interest granted to Lender hereunder, whether through judicial proceedings or otherwise, or recovery of or realization upon the Inventory or any other Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to Lender's transactions with Borrower, including, without limitation, actions or proceedings which may involve any Person asserting a priority or claim with respect to the Inventory or any other Collateral, shall be borne and paid for by Borrower on demand, shall constitute part of the Obligations and may at Lender's option be charged to the Loan Account. In addition, Borrower shall pay for an appraisal of the Inventory Liquidation Value of the Inventory from time to time by an independent appraiser of national stature which is not a competitor of Borrower and which is satisfactory to Lender; provided that, in no event shall the Borrower pay more than $20,000, in the aggregate, for any such appraisals during any twelve month period.

        5.4 Upon Lender's reasonable request, Borrower will, at any time and from time to time, at Borrower's expense, deliver to Lender documents of title representing the Inventory or otherwise evidence Lender's security interest in such manner as Lender may reasonably require. Any and all assessments, taxes or other charges that may be assessed upon or payable with respect to the Inventory or any part thereof shall forthwith be paid by Borrower, and Borrower agrees that Lender, in its discretion, may effect such payment and charge the amount thereof to Borrower. Borrower further agrees that except for the pledge, lien and security interest granted to Lender by Borrower hereby, Borrower shall not permit the Inventory or any part thereof to otherwise become liened or encumbered nor shall Borrower grant any security interest therein to any other Person excepting only for the Subordinating Creditor which has executed the Subordination Agreement . Borrower shall not, without Lender's written consent first obtained, remove or dispose of any of the Inventory except to bona fide purchasers thereof in the ordinary course of Borrower's business or as otherwise provided in this Agreement. Borrower shall make all Inventory and all of Borrower's records pertaining thereto available to Lender for inspection during normal business hours upon reasonable prior written notice by Lender. Lender shall have the right, in Lender's discretion, after a demand is made on the Borrower, to pay any liens or claims upon any of the Inventory, including, without limitation, warehouse charges, dyeing, finishing and processing charges, landlords' claims, etc. and the amount of any such payment shall be charged to the Loan Account and secured hereby. Lender shall not be liable for the safekeeping of any of the Inventory or for any loss, damage or diminution in the value thereof or for any act or default of any warehouseman, carrier or other person dealing in and with said Inventory, whether as Lender's agent or otherwise, or for the collection of any proceeds thereof but the same shall at all times be at Borrower's sole risk. Prior to its sale to a bona fide purchaser in the ordinary course of business, at least 90% of the Inventory shall at all times remain at the addresses specified in Schedule 5.4 hereof or at such other location or locations as Borrower may inform Lender on at least thirty (30) days' prior written notice (provided that nay such other location shall be owned by Borrower or leased from a

Landlord that has executed a Landlord Agreement) and shall not be removed therefrom without Lender's prior written consent.

        5.5 Nothing contained in this Section 5 or elsewhere in this Agreement shall be construed to constitute Borrower as agent of Lender for any purpose whatsoever and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Lender's act or omission constituted gross negligence or willful misconduct). Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent that Lender's error, omission or delay constituted gross negligence or willful misconduct). Lender does not, by anything herein or in any assignment or otherwise, assume Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

        5.6 Notwithstanding anything to the contrary contained in the Merrill Account Control Agreement, Lender agrees that (a) it will not, other than during the continuance of a Default give any instructions to Merrill with respect to the Account (as defined in the Merrill Account Control Agreement), except (x) a Notice of Exclusive Control (as defined in the Merrill Account Control Agreement); (y) a Notice to Pay Interest which Lender will promptly send to Merrill and (z) promptly upon receipt of the Merrill Confirmation (as defined in Section 1.37 hereof and provided no Default is continuing, Lender will instruct Merrill to purchase money market mutual funds of the nature referred to in the Merrill Confirmation in the amount of the Unapplied Securities Balance; and (b) will provide Merrill with written notice of the termination of the Merrill Account Control Agreement promptly following the indefeasible payment in full by Borrower to Lender of all amounts owed under this Agreement and the termination of any commitments by Lender to provide further credit to Borrower hereunder. Notwithstanding anything to the contrary herein contained, in the event that Lender does not, on or before May 7, 2004, receive the Merrill Confirmation, and provided no Default is continuing, Lender and Borrower each will use their respective good faith efforts to reach a mutually acceptable agreement with respect to a mutually acceptable alternative cash equivalent investment for the Securities Collateral to be held by a mutually acceptable alternative institution of comparable financial strength to Merrill, pursuant to a control agreement acceptable to Lender in its sole discretion.

SECTION 6 REPRESENTATIONS, COVENANTS AND WARRANTIES

        As an inducement to Lender to enter into this Agreement, Borrower represents, covenants and warrants (which shall survive the execution and delivery of this Agreement) that:

        6.1 Borrower is a corporation duly organized and presently existing in good standing under the laws of the State of Delaware and is duly qualified and existing in good standing in every other state in which the nature of Borrower's business requires it to be qualified except where the failure to be so qualified would not have a material adverse effect on the Borrower. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the organizational documents of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

        6.2 The execution, delivery and performance of this Agreement are within the powers of Borrower, have been duly authorized by appropriate action and are not in contravention of the terms of Borrower's corporate charter or bylaws or of any material indenture, agreement or undertaking to which Borrower is a party or by which it may be bound. Borrower warrants that it is and covenants that it shall remain solvent at all times while this Agreement is in effect.

        6.3 Borrower is and shall be, with respect to all Inventory, the owner thereof free from any lien, security interest or encumbrance of any kind, except for Permitted Liens or liens and security interests in favor of Lender and the Subordinating Creditor which security interest is the subject of the Subordination Agreement. None of any other Collateral has been or shall hereafter be assigned, pledged or transferred to any person other than the Lender and the Subordinating Creditor or in any way encumbered or subject to a security interest except to Lender and the Subordinating Creditor and Borrower shall defend the same against the claims of all persons.

        6.4 Borrower's books and records relating to the Receivables are maintained at the office(s) listed on Schedule 6.4 attached hereto. Except as otherwise stated below, the principal executive office of Borrower is located at such address and has been so located on a continuous basis since 1997. Borrower shall not change such location without Lender's prior written consent, and, upon making any such change, Borrower authorizes Lender to file any additional financing statements and agrees to execute any other documents or notices which Lender may require.

        6.5 All loans and advances requested by Borrower under this Agreement shall be used for the general business purposes of Borrower.

        6.6 Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to Lender and shall maintain its books, records and accounts in accordance with sound accounting practice. Borrower agrees to furnish Lender with balance sheets, statements of profit and loss, interim financial statements and such other information regarding the business affairs and financial condition of Borrower as Lender may from time to time reasonably request, including, without limitation (a) financial statements prepared on a review basis by PricewaterhouseCoopers or other independent Certified Public Accountants acceptable to Lender within forty-five (45) days after the end of the first three fiscal quarters in each fiscal year of Borrower, (b) financial statements, prepared and certified by PricewaterhouseCoopers or other independent Certified Public Accountants reasonably acceptable to Lender within ninety (90) days after the end of each fiscal year of Borrower. All such statements and information shall fairly present the financial condition of Borrower as of the dates, and the results of its operations for the periods, for which the same are furnished.

        6.7 Borrower shall furnish to Lender, promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by Borrower, or any of its subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934.

        6.8 Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for any tax (excluding a tax imposed on the overall net income of Lender) imposed upon any transaction under this Agreement or giving rise to the Receivables or which Lender may be required to withhold or pay for any reason and Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay Lender on demand the amount thereof, and until paid by Borrower shall be added to the Obligations secured hereunder, and may at Lender's option be charged to the Loan Account.

        6.9 All financial statements (including, without limitation, the year end financial statement) shall be prepared in accordance with GAAP, and fairly present, in all material respects, Borrower's financial condition and results of operations. All year end financial statements shall be audited and certified by independent Certified Public Accountants reasonably acceptable to Lender, resulting in an unqualified opinion on such financial statement.

        6.10 The execution and delivery by Borrower of this Agreement and any document or instrument contemplated to be executed and/or delivered in connection with this Agreement (collectively, the "Transaction Documents") and the consummation of the transactions contemplated hereby does not violate or cause a breach in any material respect of any licensing, distribution or other material agreement to the operations of Borrower. The exercise by Lender of any of its rights under the Transaction Documents shall not result in any material breach of or give rise to any action against either Borrower or Lender under any provision of any licensing, distribution or other material agreement to the operations of Borrower whether such agreements exist as of the date of this Agreement or may be thereafter entered into by Borrower (subject to the provisions of this Agreement).

        6.11 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement in accordance with Section 8.1 hereof cause to be maintained (a) at the end of each fiscal quarter of Borrower (i) Tangible Net Worth in an amount not less than Seven Million Dollars ($7,000,000); and (ii) Working Capital of not less than Six Million Dollars ($6,000,000); and (b) at all times a cash balance of at least Seven Hundred Fifty Thousand Dollars ($750,000)(such sum to be in addition to the Cash Collateral).

        For the purpose hereof the following terms shall have the following definitions:

        "Current Assets" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as of such date, providing however, that such amounts shall not include any amounts for any indebtedness owing by any Affiliate to Borrower.

        "Current Liabilities" at a particular date shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as of such date but in any case including, without limitation, or duplications, the amounts of (a) all indebtedness payable on demand, or at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested to such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and (e) all outstanding indebtedness to Lender. Notwithstanding the foregoing, none of Borrower's current indebtedness to Lender under the Agreement shall be included in the definition of Current Liabilities.

        "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on the date hereof.

        "Tangible Net Worth" shall mean, at a particular date (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower (excluding liabilities subordinated to Lender and liabilities resulting from the issuance of warrants that are classified as derivative securities pursuant to EITF 00-19) determined in accordance with GAAP.

        "Working Capital" shall mean the excess, if any, of Current Assets less Current Liabilities, excluding any and all short term indebtedness of Borrower to Affiliates, which is expressly subordinated to the indebtedness under this Agreement and any liabilities resulting from the issuance of warrants that are classified as derivative securities pursuant to EITF 00-19.

        6.12 Borrower shall, at all times, comply in all material respects with all material laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

        6.13 Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Inventory and any other Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage. If at any time, a Default exists or has occurred and is continuing, Lender shall have the right to adjust, settle, amend and cancel such insurance. Borrower shall notify Lender, not more than forty-five (45) days and not less than fifteen (15) days prior to the expiration date of any policy and, Lender may, but shall not be obligated to take such action as it considers necessary to prevent such expiration, at the expense of Borrower. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. If no Default has occurred and is continuing at the time Lender receives any such insurance proceeds, Lender shall promptly pay to Borrower the amount of such proceeds. During the continuance of a Default, Lender may apply any insurance proceeds received by Lender, at its option, to the cost of repairs or replacement of Inventory and/or any other Collateral and/or to the payment of the Obligations then due, in any order and in such manner as Lender may reasonably determine.

        6.14 Borrower shall not, directly or indirectly, wind up, liquidate or dissolve or agree to do any of the foregoing.

        6.15 Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than an account subject to a Controlled Account Agreement without the consent of Lender, which consent shall not be unreasonably withheld.

        6.16 During the term of this Agreement, Borrower shall prepare and deliver to Lender on no less than a bi-weekly basis reports of Receivables and Inventory in form and substance reasonably satisfactory to Lender.

        6.17 At the reasonable request of Lender, at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Receivables, the Inventory and any other Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Transaction Documents.

        6.18 Borrower shall deposit, promptly upon receipt, all sums received by Borrower from any source, including without limitation, from the sale of Inventory into and only into a Controlled Account, provided, however, that the sums received by Borrower from the sale of Inventory shall be deposited into and only into the Bluefly Paymentech Account.

SECTION 7 LENDER'S REMEDIES UPON BORROWER'S DEFAULT

        7.1 All Obligations shall be, at Lender's option, due and payable:

            (a) without notice or demand:

                (i) if any representation, covenant, warranty, or statement of fact made by Borrower in any Transaction Document to Lender is fraudulent; or

                (ii) if Borrower shall become insolvent or unable to pay its debts as they mature or fails, suspends or goes out of business, makes an assignment for the benefit of creditor's, commences a case or proceeding under any federal bankruptcy law or becomes the subject of an involuntary case or proceeding under any federal bankruptcy law that is not dismissed within sixty
(60) days; or

                (iii) upon the failure to effect a Trigger Cure on or before the 70th day following the Trigger Event.

            (b) ten (10) days after written notice of the occurrence of any one or more of the following events:

                (i) if Borrower shall fail to pay to Lender when due any amounts owing to Lender under any Obligations; or

                (ii) if a judgment against Borrower in excess of $100,000 remains unpaid, unstayed or undismissed for a period of more than thirty (30) days; or

                (iii) if a custodian, receiver or trustee of any kind is appointed for Borrower or any of its property.

            (c) thirty (30) days after written notice of the occurrence of any one or more of the following events:

                if Borrower shall breach in any material respect any of the terms, covenants, conditions or provisions of this Agreement (other than those relating to failure to pay to Lender when due any amounts owing to Lender under any Obligations) or any other agreement between Borrower and Lender or to which Borrower and Lender are parties.

        7.2 Upon the continuation after any applicable cure periods of any one or more of the events specified in Section 7.1 hereof (each a "Default") (i) Borrower shall pay to Lender, as liquidated damages and as part of the Obligations, interest at the rate of three percent (3%) per annum above the Prime Rate upon the unpaid balance of the Funded Credit Accommodations from the date of Default until the date of full payment of the Obligations, which charge shall be in lieu of compensation payable under Section 3.1 from such date; provided that, in no event shall such rate exceed the Maximum Rate, (ii) Borrower shall pay to Lender all reasonable costs, disbursements, charges and expenses for the collection and enforcement of the Obligations, and for the protection and enforcement of Lender's security interest, including attorney's fees (both in-house and outside) all of which shall be added to and deemed part of the Obligations, and (iii) Lender shall have the right (in addition to any other rights Lender may have under this Agreement or otherwise) without further notice to Borrower, to enforce payment of the Receivables, to settle, compromise or release (in whole or in part) any amounts owing on the Receivables, to prosecute any action, suit or proceeding with respect to the Receivables, to extend the time of payment of any and all Receivables, to make allowances and adjustments with respect thereto, to issue credits in Lender's or Borrower's name, to sell, assign and deliver the Receivable (or any part thereof) or the Inventory (or any part thereof) or any other of the Collateral and any returned, reclaimed or repossessed merchandise or other property held by Lender or by Borrower for Lender's account, at public or private sale, at broker's board for cash, upon credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale if public, free from any right of redemption which is hereby expressly waived. Borrower agrees that the giving of ten (10) days notice by Lender, sent by certified mail return receipt requested, postage prepaid, to the mailing address of Borrower set forth in this Agreement, designating the place and time of any public sale or the time after which any private sale or other intended disposition of the Receivables, the Inventory or any other Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiency. Upon the occurrence of any Default, Borrower shall assemble all or any part of the Inventory and make it available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties. In addition, Lender may peaceably, by its own means or with judicial assistance, enter Borrower's or any other premises and take possession of the Inventory and remove or dispose of it on Borrower's premises and Borrower agrees that Borrower will not resist or interfere with any such action. To the full extent permitted by law, Borrower hereby expressly waives demand, notice of sale (except as herein provided), advertisement of sale and redemption before sale.

        7.3 The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the New York Uniform Commercial Code or other applicable law. Lender shall have the right, in its sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Receivables are to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. No act, failure or delay by Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Lender of any provision of this Agreement, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Receivables and any and all notices or demands whatsoever (except as expressly provided herein).

        7.4 EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE RECEIVABLES, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS.

        7.5 Notwithstanding anything contained in this Section 7 or any other provision of this Agreement, the Subordinating Creditor shall have the right, but not the obligation, to purchase all (but not less than all) Obligations plus the Borrower Payables for good funds simultaneously with the exercise of this purchase option (the "Buyout Option") at any time upon reasonable notice to Lender. In connection with the exercise of the Buyout Option, Subordinating Creditor shall only be obligated to pay Lender the face amount of the Obligations plus the Borrower Payables. No additional fees or expenses of Lender shall be due and owing in connection with such Buyout Option. Upon the occurrence of any Default, excluding a Default pursuant to Section 7.1(a)(iii) hereof, Subordinating Creditor shall have ten (10) Business Days to exercise the Buyout Option described in this paragraph prior to Lender's exercise of any rights or remedies available to it under this Agreement or at law or under the Controlled Account Agreement. Upon the consummation of the Buyout Option by the Subordinating Creditor, Borrower shall no longer have any obligations to Lender under this Agreement.

SECTION 8 EFFECTIVE DATE, CONTROLLING LAW AND TERMINATION

        8.1 This Agreement shall continue in full force and effect until March 30, 2005. Thereafter, the Agreement shall continue for subsequent one year terms unless one party gives the other party written notice of termination 30 days prior to the end of any applicable term (the "Nonrenewal Termination"). In addition to the Nonrenewal Termination, Borrower shall have the right to terminate this Agreement at any time upon twenty (20) days prior written notice to Lender and payment of the following: (a) all the Obligations then due and payable and (b) with respect to a termination other than a Nonrenewal Termination, an early termination fee of $35,000. Upon the termination of this Agreement, (i) all Obligations (including, without limitation, Obligations in respect of Letters of Credit and Factors Guaranties) shall be due and payable without notice or demand, provided that (a) Obligations in respect of Credit Accommodations that are not Funded Credit Accommodations and (b) Borrower Payables purchased by Lender which are not due and payable may be satisfied in full by delivering a letter of credit or cash collateral on terms reasonably acceptable to Lender (and such letter of credit shall be terminated and such cash collateral promptly returned to Borrower to the extent that such Credit Accommodations terminate or expire without becoming Funded Credit Accommodations) and (ii) subject to fulfillment of the provisions of Section 8.1(i)(a) and (b) above, any amounts outstanding under a Borrower Payable purchased by Lender shall remain due and payable in accordance with the terms of such Borrower Payable. Simultaneously, with the satisfaction of all Obligations then due and payable hereunder in full, Lender shall take any and all actions necessary to release any security interest or lien it has on all the Receivables and other Collateral hereunder (other than any collateral securing Credit Accommodations that are not Funded Credit Accommodations or Borrower Payables in accordance with the preceding sentence). No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

        8.2 ALL LOANS SHALL BE DISBURSED BY LENDER FROM ITS OFFICE IN THE STATE OF NEW YORK, SHALL BE PAYABLE BY BORROWER AT SUCH OFFICE, AND THIS AGREEMENT AND ALL TRANSACTIONS THEREUNDER SHALL BE DEEMED TO BE CONSUMMATED IN SUCH STATE AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THAT STATE. If any part or provision of this Agreement is invalid or in contravention of the applicable laws or regulations of any controlling jurisdiction, such part or provision shall be severable without affecting the validity of any other part or provision of this Agreement. Notwithstanding any provision herein or in any related document, Lender shall never be entitled to receive, collect, or apply, as interest on the Loan Account, any amount in excess of the maximum rate of interest ("Maximum Rate") permitted to be charged from time to time by applicable law (if such law imposes any maximum rate), and in the event Lender ever receives, collects, or applies as interest, any amount in excess of the Maximum Rate, such amount shall be deemed and treated as a partial prepayment of the principal of the Loan Account; and, if the principal of the Loan Account and all other of Lender's charges other than interest are paid in full, any remaining excess shall be paid to Borrower.

SECTION 9 CREDIT ACCOMMODATIONS.

        9.1 The obligation of Lender to make any Credit Accommodation hereunder shall be subject to the conditions precedent that, on and as of the date of making of such Credit Accommodation: (a) the representations and warranties of Borrower contained herein shall be true and correct in all material respects, before and after giving effect to such Credit Accommodation and to the application of any proceeds thereof; (b) no Default and no event which, with notice or passage of time or both, would constitute a Default shall have occurred and be continuing, or would result from such Credit Accommodation or from the application of any proceeds thereof; (c) the Borrower shall have Tangible Net Worth of not less than Seven Million Dollars ($7,000,000); (d) the Borrower shall have Working Capital of not less than Six Million Dollars ($6,000,000); and (e) the Borrower shall have a cash balance of at least $750,000 (in addition to the Cash Collateral).

SECTION 10 MISCELLANEOUS

        10.1 Notices. All notices, requests, demands, acceptances and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, or (b) when sent by fax if sent on a business day prior to 5:00 P.M. local time at the place of receipt, or on the following business day if sent after 5:00 P.M. or on a non-business day, or (c) on the day following delivery to a courier service if sent by next day delivery via a recognized international courier service, or (d) five (5) days after the date when mailed by registered or certified mail, return receipt requested, postage prepaid. All such notices, requests, demands, acceptances and other communications shall be addressed to the parties as follows, or at such other address as shall be specified by like notice:

                If to Lender:    Rosenthal & Rosenthal, Inc.
                                 1370 Broadway
                                 New York, New York 10018
                                 Attn: J. Michael Stanley, EVP
                                 Fax: (212) 356-0910

                With a copy to:  Rosenthal & Rosenthal, Inc.
                                 1370 Broadway
                                 New York, New York 10018
                                 Attn: David Flaxman, Esq.
                                 Fax: (212) 356-0989

                If to Borrower:  Bluefly, Inc.
                                 42 West, 39th Street
                                 New York, New York 10018
                                 Attn: Jon Freedman, Esq.
                                 Fax: (212) 937-2015

                With a copy to:  Swidler Berlin Shereff Friedman, LLP
                                 405 Lexington Avenue
                                 New York, NY 10174
                                 Attn: Richard Goldberg, Esq.
                                 Fax: (212) 891-9598

        10.2 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Transaction Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, excluding, however, any of the foregoing caused by any acts of willful misconduct or gross negligence of Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.2 may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 10.2. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        10.3 Waivers. Either party hereto may, at its option, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other, (b) waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and
(c) waive or modify
performance of any of the obligations of the other hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

        10.4 Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

        10.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision hereof may be amended or modified except in writing, executed by the party against which enforcement of such modification or amendment is sought.

        10.6 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as provided in the next sentence, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities. Notwithstanding the foregoing, the Subordinated Creditor is an express third party beneficiary of the agreements contained in Sections 7.4 and 10.7 hereof.

        10.7 Assignment. This Agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except in the case of a purchase of the Obligations pursuant to Section 7.4, which each of the parties hereby consents to. In the event of merger, consolidation, transfer or sale of all or substantially all of the assets of Borrower, the successor corporation's continued performance of this Agreement shall not be deemed an assignment in violation of this clause.

        10.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        10.9 Headings. Headings of the paragraphs in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

        10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

This Agreement amends and restates in its entirety the Agreement entered into between Lender and Borrower dated March 30, 2001 as previously supplemented and/or amended.

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by their respective officers thereto duly authorized as of the day and year first above written.

                                             BLUEFLY, INC.

                                             By: /s/ Patrick C. Barry
                                                 -------------------------------
                                             Name:  Patrick C. Barry
                                             Title: COO/CFO


                                             ROSENTHAL & ROSENTHAL, INC.

                                             By: J. Michael Stanley
                                                 -------------------------------
                                             Name:  J. Michael Stanley
                                             Title: EVP

                                  SCHEDULE 5.4

                               INVENTORY LOCATIONS


                                307 Hollie Drive
                             Martinsville, VA 24112

                                  SCHEDULE 6.4

                                 OFFICE LOCATION


                              42 West 39/th/ Street
                               New York, NY 10018